Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF BOYD GAMING CORPORATION

(a Nevada corporation)

(as amended on October 20, 2016)

ARTICLE I

Offices

SECTION 1.1.        Principal Office. The principal offices of the corporation shall be in the City of Las Vegas, State of Nevada, or other location as the Board of Directors may determine.

SECTION 1.2.        Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE 2

Meetings of Stockholders

SECTION 2.1.        Place of Meeting. All meetings of stockholders shall be held at such place, either within or without the State of Nevada, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.2.        Annual Meetings. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.3.        Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the Nevada Revised Statutes (“NRS”) or by the Articles of Incorporation of the corporation, as amended (the “Articles of Incorporation”), may be called by the Chairman of the Board, the President or by the Board of Directors or by written order of a majority of the directors and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of stockholders owning not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting. The officers or directors shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting.

SECTION 2.4.        Notice of Meeting. Notice of the annual and each special meeting of stockholders, stating the time, place and, for special meetings, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting.

SECTION 2.5.        Business Conducted at Meetings. At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the President or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not less than forty-five (45) days nor more than seventy-five (75) days prior to the anniversary of the date on which the corporation first mailed its proxy materials for the previous year's annual meeting of stockholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the prior year). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5; provided, however, that nothing in this Section 2.5 shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with said procedure. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if he or she should so determine, he or she shall so declare to the meeting. Any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.5 shall affect the right of a stockholder to request inclusion of a proposal in the corporation's proxy statement to the extent that such right is provided by an applicable rule of the Securities and Exchange Commission (“SEC”).

SECTION 2.6.        Nomination of Directors. Nomination of candidates for election as directors of the corporation at any meeting of stockholders called for the election of directors, in whole or in part (an “Election Meeting”), may be made (i) by the Board of Directors; (ii) by any stockholder of the corporation who is (a) a stockholder of record (1) on the date of the giving of the notice provided for in Section 2.6.2, and (2) on the record date for the determination of stockholders entitled to vote at such meeting and (b) who complies with the notice procedures set forth in Section 2.6.2; or (iii) in connection with an Election Meeting that is an annual meeting of stockholders, by any stockholder or group of stockholders of the corporation that complies with Sections 2.6.2 and 2.6.3. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation, in each case, as provided in these by-laws. This Section 2.6 references various forms proscribed by the Board of Directors from time to time that are to be provided to the corporation as provided herein. The intitial forms proscribed by the Board of Directors are included as exhibits attached to these by-laws and contain the form of notice and other required information to be provided to the corporation in connection with nominations by stockholders of candidates for election as directors. Such exhibits are not, and shall not be construed to be, a part of these by-laws.

2.6.1.    Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting. At the request of the Secretary of the corporation, each proposed nominee shall provide the corporation with such information concerning himself or herself as is required, under the rules of the SEC, to be included in the corporation's proxy statement soliciting proxies for his or her election as a director.

2.6.2.    To be timely, a stockholder’s notice to the Secretary pursuant to this Section 2.6 must (a) be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not less than sixty (60) days prior to the date of the Election Meeting and (b) updated and supplemented, as necessary, as required by this Section 2.6.2 within the time periods specified in this Section 2.6.2. To be in proper form, a stockholder’s notice to the Secretary must use the form attached to these by-laws as Exhibit 1 and, in addition to other information required to be provided under Section 2.6 of these by-laws, must (x) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the Ownership Information (as defined below); and (y) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected (in the form attached to these by-laws as Exhibit 2 or, for any person a stockholder seeks to include as nominee in the corporation’s proxy statement pursuant to Section 2.6.3 of these by-laws, in the form attached to these by-laws as Exhibit 3) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, as necessary, so that the information (with respect to the Ownership Information of such stockholder, such beneficial owners, such nominee and their respective affiliates and associates, or others acting in concert therewith) provided or required to be provided in such notice shall also be true and correct in all material respects (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting in the case of the foregoing clause (i), and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the foregoing clause (ii). For the avoidance of doubt, the requirement to update and supplement a stockholder’s notice shall not allow a stockholder to change or add to the proposed nominees.

For purposes of this Section 2.6.2, “Ownership Information” is defined as (A) the name and address of such stockholder, as they appear on the corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith (but only to the extent that information with respect or relating to any such affiliates or associates or others is required to be disclosed pursuant to Section 2.6.2 of these by-laws, including the remainder of this definition of “Ownership Information”), (B) (1) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, and their respective affiliates or associates or others acting in concert therewith, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or any other derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith have any right to vote any class or series of shares of the corporation, (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith with respect to any class or series of shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of shares of the corporation (any of the foregoing, a “Short Interest”), (5) any rights to dividends on the shares of the corporation owned beneficially by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, and (7) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith are entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of the immediate family sharing the same household of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (C) any direct or indirect interest of such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith in any contract with the corporation or any affiliate of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (D) any other information relating to such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

2.6.3.    The corporation shall include in its proxy statement for any Election Meeting that is an annual meeting of stockholders the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) identified in a notice that is timely and in proper form pursuant to Section 2.6.2 and delivered by one or more stockholders who at the time the request is delivered satisfy, or are acting on behalf of persons who satisfy the ownership and other requirements of Section 2.6 (such stockholder or stockholders, and any person on whose behalf they are acting, the “Eligible Stockholder”), and who expressly elects at the time of providing the notice required by Section 2.6.2 to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.6.3.

2.6.3.1. For purposes of this Section 2.6.3, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that, as determined by the corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC, and (ii) if the Eligible Stockholder so elects, a Statement (defined below). To be timely, the Required Information must be provided using the form attached to these by-laws as Exhibit 1, and delivered to or mailed and received by the Secretary at the principal executive offices of the corporation within the time period specified in Section 2.6.2 for providing the notice of nomination.

2.6.3.2. The corporation shall not be required to include a Stockholder Nominee in its proxy materials for any meeting of stockholders for which (i) the Secretary receives a notice that the Eligible Stockholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in Section 2.6.2 and (ii) the Eligible Stockholder does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.6.3.

2.6.3.3. The number of Stockholder Nominees (including Stockholder Nominees that were submitted by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 2.6.3 but either are subsequently withdrawn or that the Board of Directors decides to nominate as a Board Nominee) appearing in the corporation’s proxy materials with respect to a meeting of stockholders shall not exceed 20% of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to Section 2.6.2 and in accordance with this Section 2.6.3, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.6.3 exceeds this maximum number, each Eligible Stockholder shall select one Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the corporation’s capital stock each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. For Eligible Stockholders with more than one Stockholder Nominee, the order of selection for purposes of this Section 2.6.3.3 shall be determined by the order the Stockholder Nominees are presented in the notice of nomination provided in the form attached to these by-laws as Exhibit 1.

2.6.3.4. An Eligible Stockholder must have owned (as defined below) 3% or more of the corporation’s outstanding capital stock continuously for at least three (3) years (the “Required Shares”) as of both the date the written notice of the nomination is delivered to or mailed and received by the Secretary of the corporation in accordance with Section 2.6.2 and the record date for determining stockholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this Section 2.6.3, (i) the shares of common stock owned by one or more stockholders, or by the person or persons who own shares of the corporation’s common stock and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) a group of funds under common management and investment control shall be treated as one stockholder or person for this purpose. Within the time period specified in Section 2.6.2 for providing notice of a nomination, an Eligible Stockholder must provide the following information in writing (using the form attached to these by-laws as Exhibit 1) to the Secretary (in addition to the information required to be provided by Section 2.6.2): (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the Secretary at the principal executive offices of the corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the

Eligible Stockholder’s continuous ownership of the Required Shares through the record date (with such written statements being provided by each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.6.3), (ii) the written consent of each Stockholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected (using the form attached to these by-laws as Exhibit 3), (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as may be amended, (iv) a representation that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.6.3) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.6.3, (C) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee or an individual nominated by the Board of Directors (a “Board Nominee”), (D) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the corporation, (E) will own the Required Shares through the date of the meeting, (F) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and (G) will own the Required Shares for at least one (1) year following the meeting, and (v) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.6.3) agrees to (A) assume all liability in connection with any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the corporation’s stockholders or out of the information that the Eligible Stockholder provided to the corporation, (B) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 2.6.3, (C) file with the SEC all soliciting and other materials as required under Section 2.6.3.10, (D) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting, and (E) provide to the corporation prior to the annual meeting such additional information as necessary with respect thereto.

2.6.3.5. For purposes of this Section 2.6.3, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of the corporation’s capital stock as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares through the annual meeting date. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on three (3) business days’ notice and has in fact recalled such loaned shares as of the time the notice of a nomination is submitted to the corporation pursuant to Section 2.6.2 and through the annual meeting date. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the corporation’s capital stock are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the corporation and its stockholders. For purposes of this Section 2.6.3, the term “affiliate” shall have the meaning ascribed thereto in the regulations promulgated under the Exchange Act.

2.6.3.6. The Eligible Stockholder may provide to the Secretary (using the form attached to these by-laws as Exhibit 1), within the time period specified in Section 2.6.2 for providing notice of a nomination, a written statement for inclusion in the corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.6, the corporation may omit from its proxy materials any information or Statement that it believes would violate any applicable law, rule, regulation or listing standard.

2.6.3.7. Within the time period specified in Section 2.6.2 for delivering notice of a nomination to the corporation, a Stockholder Nominee must deliver to the Secretary of the corporation a written representation and agreement (in the form attached to these by-laws as Exhibit 3) that the Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director, and (iii) will comply with all the corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement. Within the time period specified in Section 2.6.2 for delivering notice of a nomination to the corporation, a Stockholder Nominee also must deliver to the Secretary of the corporation a written consent to a background check (contained in the form attached to these by-laws as Exhibit 3). At the request of the corporation, the Stockholder Nominee must submit all completed and signed questionnaires required of the corporation’s directors and officers, as well as any additional information needed by the corporation to perform a background check. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal exchange upon which the corporation’s capital stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors (the “Applicable Independence Standards”). If the Board of Directors determines that the Stockholder Nominee is not independent under the Applicable Independence Standards, the Shareholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

2.6.3.8. The corporation shall not be required to include, pursuant to this Section 2.6.3, a Stockholder Nominee in its proxy materials (i) for any meeting for which the Secretary receives a notice that the Eligible Stockholder or any other stockholder has nominated a Stockholder Nominee for election to the board of directors pursuant to Section 2.6.2 and does not expressly elect at the time of providing the notice to have its nominee included in the corporation’s proxy materials pursuant to this Section 2.6.3, (ii) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Stockholder Nominee(s) or a Board Nominee, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors or any committee thereof, (iv) whose election as a member of the Board of Directors would cause the corporation to be in violation of these by-laws, the corporation’s articles of incorporation, the listing standards of the principal exchange upon which the corporation’s capital stock is listed, or any applicable state or federal law, rule or regulation, (v) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who, in the opinion of counsel to the corporation following completion of the background check required under Section 2.6.3.7, is not likely to be deemed suitable to serve as a director of the corporation by the Gaming Authorities (as defined in Section 2.6.3.13), (vii) who is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act (DIMIA), provided, however, that this clause (viii) shall apply only while the corporation is subject to DIMIA, (ix) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (x) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (xi) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (xii) if the Eligible Stockholder or applicable Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to, or the terms of, this Section 2.6.

2.6.3.9. Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the corporation, if (i) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations, agreements or representations under this Section 2.6, as determined by the Board of Directors, any committee thereof or the person presiding at the meeting, or (ii) the Eligible Stockholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2.6.3.

2.6.3.10. The Eligible Stockholder (including any person who owns shares that constitute part of the Eligible Stockholder’s ownership for purposes of satisfying Section 2.6.3.5) shall file with the SEC any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

2.6.3.11. No person may be a member of more than one group of persons constituting an Eligible Stockholder under this Section 2.6.3.

2.6.3.12. Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the meeting, or (ii) does not receive at least 33% of the votes cast in favor of the Stockholder Nominee’s election, shall be ineligible to be a Stockholder Nominee pursuant to this Section 2.6.3 for the next two annual meetings of stockholders following the meeting for which the Stockholder Nominee has been nominated for election.

2.6.3.13. Any Stockholder Nominee who is included in the corporation’s proxy materials for an annual meeting of stockholders pursuant to this Section 2.6.3 must tender an irrevocable resignation, in the form attached to these by-laws as Exhibit 3 and within the time period specified in Section 2.6.2 for providing the notice of nomination, that will become effective upon a determination by the Board of Directors or committee thereof in accordance with the terms of this Section 2.6.3.13. Such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (i) the information provided pursuant to Section 2.6.2 of the by-laws or this Section 2.6.3 to the Corporation by such individual or by the Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (ii) such individual, or the Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings and/or obligations pursuant to these by-laws, including, without limitation, this Section 2.6.3, or (iii) such individual has been found to be unsuitable to serve as a director by the Nevada Gaming Commission, the Nevada State Gaming Control Board, or any agency of any sovereign entity, state, county, city or other political subdivision which has, or may at any time after the date of these by-laws have, jurisdiction over all or any portion of the gaming activities of the corporation or any of its subsidiaries, or over ownership of an interest in an entity engaged in gaming activities, or any successor to any such authority (collectively, the “Gaming Authorities”).

2.6.4.    If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 2.7.        Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (regardless of whether the proxy has authority to vote on each matter at such meeting), shall constitute a quorum at any meeting of stockholders for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy (regardless of whether the proxy has authority to vote on each matter at such meeting), and except as otherwise provided by the NRS or by the Articles of Incorporation. Notwithstanding any other provision of the Articles of Incorporation or these by-laws, the holders of a majority of the shares of capital stock entitled to vote thereat, present in person or represented by proxy (regardless of whether the proxy has authority to vote on each matter at such meeting), whether or not a quorum is present, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.8.        Voting. When a quorum is present at any meeting of the stockholders, an action by the stockholders is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the action is one upon which, by express provision of applicable law, of the Articles of Incorporation or of these by-laws (including, without limitation, Section 3.2), a different vote is required, in which case such express provision shall govern and control the vote required to approve such action. Every stockholder having the right to vote shall be entitled to vote in person, or by proxy (a) appointed by an instrument in writing subscribed by such stockholder or by his or her duly authorized attorney or (b) authorized by the transmission of an electronic record by the stockholder to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission subject to any procedures the Board of Directors may adopt from time to time to determine that the electronic record is authorized by the stockholder; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. If such instrument or record shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1). Unless required by the NRS or determined by the Chairman of the meeting to be advisable, the vote on any matter need not be by written ballot. No stockholder shall have cumulative voting rights.

SECTION 2.9.        Consent of Stockholders. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or if the Articles of Incorporation authorize the action to be taken with the written consent of the holders of less than all the stock who would have been entitled to vote upon the action if a meeting were held, then on the written consent of the stockholders having not less than such percentage of the number of votes as may be authorized in the Articles of Incorporation; provided, that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by the NRS, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and less than unanimous written consent.

SECTION 2.10.    Voting of Stock of Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares outstanding in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent the stock and vote thereon.

SECTION 2.11.    Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.12.    Fixing Record Date. The Board of Directors may fix in advance a date for any meeting of stockholders (which date shall not be more than sixty (60) nor less than ten (10) days preceding the date of any such meeting of stockholders), a date for payment of any dividend or distribution, a date for the allotment of rights, a date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent of stockholders (which date shall not precede or be more than ten (10) days after the date the resolution setting such record date is adopted by the Board of Directors), in each case as a record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend or distribution, to receive any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be. In any such case such stockholders and only such stockholders as shall be stockholders of record on the Record Date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, to receive payment of such dividend or distribution, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such Record Date.

ARTICLE 3

Board of Directors

SECTION 3.1.        Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

SECTION 3.2.        Number, Election and Term. The number of directors which shall constitute the whole Board of Directors shall be not less than five (5) and not more than fifteen (15). Within the limits above specified, the number of the directors of the corporation shall be determined by resolution of the Board of Directors. All directors shall be elected annually. Except as provided in Section 3.3, directors shall be elected at the annual meeting of stockholders by a plurality of the votes cast at the applicable election and each director shall hold office until his or her successor is elected and qualified. A minimum of two (2) of the directors of the whole Board of Directors must be directors who are not employees, officers or former officers of the corporation or a subsidiary or division thereof, or relatives of a principal executive officer, or individual members of an organization acting as an advisor, consultant, legal counsel or in a similar role, receiving compensation on a continuing basis from the corporation in addition to director's fees (“Outside Directors”). Directors need not be residents of Nevada or stockholders of the corporation.

SECTION 3.3.        Vacancies, Additional Directors and Removal From Office. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship. Any director so chosen shall hold office for the unexpired term of his or her predecessor in his or her office and until his or her successor shall be elected and qualified, unless sooner displaced. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Notwithstanding any other provisions of these by-laws or the fact that some lesser percentage may be specified by law, any director or the entire Board of Directors may be removed at any time, but only for cause or only by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

SECTION 3.4.        Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without notice other than this by-law provision, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Nevada, without other notice than such resolution.

SECTION 3.5.        Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two (2) directors. The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Nevada, as the place for holding such meeting.

SECTION 3.6.        Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to the time of a special meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter when notice is required by the NRS.

SECTION 3.7.        Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the NRS, by the Articles of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.8.        Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all (or such lesser proportion as may be permitted by the NRS) of the members of the Board of Directors or of such committee, as the case may be.

SECTION 3.9.        Meeting by Telephone. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by telephone conference or similar communications method so long as all persons participating in the meeting can hear each other. Any person participating in such meeting shall be deemed to be present in person at such meeting.

SECTION 3.10.    Compensation. Directors, as such, may receive reasonable compensation for their services, which shall be set by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving additional compensation therefor. Members of special or standing committees may be allowed like compensation for their services on committees.

ARTICLE 4

Committees of Directors

SECTION 4.1.        Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an executive committee of the Board of Directors (the “Executive Committee”). If such a committee is designated by the Board of Directors, it shall be composed of members who are directors, and the members of the Executive Committee shall be designated by the Board of Directors in the resolution appointing the Executive Committee. Thereafter, the Board of Directors shall designate the members of the Executive Committee on an annual basis at its first regular meeting held pursuant to Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during the period between meetings of the Board of Directors except as reserved to the Board of Directors or as delegated by these by-laws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

SECTION 4.2.        Audit Committee. An audit committee of the Board of Directors (the “Audit Committee”) shall be designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. The Audit Committee shall consist solely of directors who are Outside Directors and who are free from any relationship that, in the opinion of the Board of Directors, would interfere with the designated director's exercise of independent judgment as a member of the Audit Committee. Members of the Audit Committee shall review and supervise the financial controls of the corporation, make recommendations to the Board of Directors regarding the corporation's auditors, review the books and accounts of the corporation, meet with the officers of the corporation regarding the corporation's financial controls, act upon recommendations of the auditors and take such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the corporation.

SECTION 4.3.        Compensation and Stock Option Committee. The compensation and stock option committee of the Board of Directors (the “Compensation and Stock Option Committee”) shall consist of two (2) or more directors to be designated annually by the Board of Directors at its first regular meeting held pursuant to Section 3.4 of these by-laws after the annual meeting of stockholders or as soon thereafter as conveniently possible. The Compensation and Stock Option Committee shall consist of at least two (2) Outside Directors. The Compensation and Stock Option Committee shall review with management cash and other compensation policies for employees, shall determine the compensation of the Chief Executive Officer and shall make recommendations to the Chief Executive Officer regarding the compensation to be established for all other officers of the corporation. In addition, the Compensation and Stock Option Committee shall have full power and authority to administer the corporation's stock plans and, within the terms of the respective stock plans, determine the terms and conditions of issuances thereunder.

SECTION 4.4.        Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more additional special or standing committees, each such additional committee to consist of one (1) or more of the directors of the corporation. Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution, except as delegated by these by-laws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

SECTION 4.5.        Committee Operations. A majority of a committee shall constitute a quorum for the transaction of any committee business. Such committee or committees shall have such name or names and such limitations of authority as provided in these by-laws or as may be determined from time to time by resolution adopted by the Board of Directors. The corporation shall pay all expenses of committee operations. The Board of Directors may designate one (1) or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.6.        Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The corporation's Secretary, any Assistant Secretary or any other designated person shall (a) serve as the Secretary of the special or standing committees of the Board of Directors of the corporation, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.

ARTICLE 5

Notice

SECTION 5.1.        Methods of Giving Notice.

5.1.1.     Notice to Directors or Committee Members. Whenever under the provisions of the NRS, the Articles of Incorporation or these by-laws, notice is required to be given to any director or member of any committee of the Board of Directors, personal notice is not required but such notice may be (a) given in writing and mailed to such director or member, (b) sent by electronic transmission to such director or member, or (c) given orally or by telephone or telecopy; provided, however, that any notice from a stockholder to any director or member of any committee of the Board of Directors must be given in writing and mailed to such director or member and shall be deemed to be given upon receipt by such director or member. If mailed, notice to a director or member of a committee of the Board of Directors shall be deemed to be given when deposited in the United States mail first class, or by overnight courier, in a sealed envelope, with postage thereon prepaid, addressed, to such person at his or her business address. If sent by electronic transmission, notice to a director or member of a committee of the Board of Directors shall be deemed to be given if by (i) telecopy, when receipt of the telecopy is confirmed electronically, (ii) electronic mail, when directed to an electronic mail address of the director or member, (iii) a posting on an electronic network together with a separate notice to the director or member of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when directed to the director or member.

5.1.2.     Notice to Stockholders. Whenever under the provisions of the NRS, the Articles of Incorporation or these by-laws, notice is required to be given to any stockholder, personal notice is not required but such notice shall be given, at the election of the Board of Directors, either (a) in writing and mailed to such stockholder or (b) in accordance with NRS 75.150(9), by a form of electronic transmission. If mailed, notice to a stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed to the stockholder at the stockholder's address as it appears on the records of the corporation. If sent by electronic transmission, notice to a stockholder shall be deemed to be effective as provided in NRS 75.150.

SECTION 5.2.        Written Waiver. Whenever any notice is required to be given by the NRS, the Articles of Incorporation or these by-laws, a waiver thereof in a signed writing or sent by the transmission of an electronic record signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 5.3.        Consent. Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for lack of notice is made at the time, and if any meeting be irregular for lack of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote thereat. Such consent or approval, if given by stockholders, may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

ARTICLE 6

Officers

SECTION 6.1.        Officers. The officers of the corporation shall include the Chairman of the Board and President, as elected or appointed by the Board of Directors, shall further include the Secretary and Treasurer, as elected or appointed by the Board of Directors, Chairman of the Board, Executive Committee or President, may include the Chief Executive Officer, as elected or appointed by the Board of Directors, and may further include, without limitation, such other officers and agents, including, without limitation, a Chief Financial Officer, one or more Vice Presidents (any one or more of which may be designated Senior Executive Vice President, Executive Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as the Board of Directors, Chairman of the Board, Executive Committee or President deem necessary and elect or appoint. All officers of the corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by these by-laws, the Board of Directors, Chairman of the Board, Executive Committee or President, as applicable. Any two (2) or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the corporation in more than one (1) capacity, if such instrument is required by law, by these by-laws or by any act of the corporation to be executed, acknowledged, verified or countersigned by two (2) or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation. Notwithstanding anything herein to the contrary, the Board of Directors may delegate to any officer of the corporation the power to appoint other officers and to prescribe their respective duties and powers.

SECTION 6.2.        Election and Term of Office. The officers of the corporation shall be elected or ratified annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible (or, in the case of those officers elected or appointed other than by the Board of Directors, ratified at the Board of Directors' first regular meeting held following their election or appointment or as soon thereafter as conveniently possible). Other than the Chairman of the

Board, President and Chief Executive Officer, who shall each be elected or appointed by the Board of Directors, all other officers of the corporation may be elected or appointed by the Board of Directors, Chairman of the Board, Executive Committee or President. Each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal, or until he or she shall cease to be a director in the case of the Chairman of the Board.

SECTION 6.3.        Removal and Resignation. Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors and, other than the Chairman of the Board, President and Chief Executive Officer, may also be removed, either with or without cause, by action of the Chairman of the Board, Executive Committee or President whenever, in its or their judgment, as applicable, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any executive officer or other officer or agent may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4.        Vacancies. Any vacancy occurring in any required office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.5.        Compensation. The compensation of the Chief Executive Officer shall be determined by the Compensation and Stock Option Committee. Compensation of all other officers of the corporation shall be determined by the Chief Executive Officer in consultation with the Compensation and Stock Option Committee. No officer who is also a director shall be prevented from receiving such compensation by reason of his or her also being a director.

SECTION 6.6.        Chairman of the Board. The Chairman of the Board (who may also be designated as Executive Chairman if serving as an employee of the corporation) (the “Chairman of the Board”) shall preside at all meetings of the Board of Directors and of the stockholders of the corporation. In the Chairman of the Board's absence, such duties shall be attended to by any vice chairman of the Board of Directors, or if there is no vice chairman, or such vice chairman is absent, then by the President. The Chairman of the Board may also hold the position of Chief Executive Officer of the corporation, if so elected or appointed by the Board of Directors. The Chairman of the Board shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. He or she may sign with the President or any other officer of the corporation thereunto authorized by the Board of Directors certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds or bonds, which the Board of Directors or the Executive Committee has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these by-laws or by the Board of Directors or the Executive Committee to some other officer or agent of the corporation, or shall be required by law to be otherwise executed.

SECTION 6.7.        President. The President, subject to the control of the Board of Directors, the Executive Committee, and the Chairman of the Board, shall in general supervise and control the business and affairs of the corporation. The President shall keep the Board of Directors, the Executive Committee and the Chairman of the Board fully informed as they or any of them shall request and shall consult them concerning the business of the corporation. He or she may sign with the Chairman of the Board or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of

Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors or the Executive Committee has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors or the Executive Committee to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. In general, he or she shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these by-laws, the Board of Directors, or the Executive Committee, and such other duties as may be prescribed by the stockholders, Chairman of the Board, the Board of Directors or the Executive Committee, from time to time.

SECTION 6.8.        Vice Presidents. In the absence of the President, or in the event of his or her inability or refusal to act, the Senior Executive Vice President (or in the event there shall be more than one Vice President designated Senior Executive Vice President, any Senior Executive Vice President designated by the Board of Directors), or in the event of the Senior Executive Vice President's inability or refusal to act, the Executive Vice President (or in the event there shall be more than one such officer, any such officer designated by the Board of Directors) shall perform the duties and exercise the powers of the President. Any Vice President authorized by resolution of the Board of Directors to do so, may sign with any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the Board of Directors, the Executive Committee or the President.

SECTION 6.9.        Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President, the Board of Directors or the Executive Committee.

SECTION 6.10.    Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by-laws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. If required by the Board of Directors or the Executive Committee, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors or the Executive Committee shall determine.

SECTION 6.11.    Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President, the Board of Directors or the Executive Committee. The Assistant Secretaries or Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Treasurers shall respectively, if required by the Board of Directors or the Executive Committee, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors or the Executive Committee shall determine.

SECTION 6.12.    Chief Executive Officer.    The Chief Executive Officer shall, in general, perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors.

SECTION 6.13.    Chief Financial Officer.    The Chief Financial Officer shall, in general, perform such duties as usually pertain to the position of chief financial officer and such duties as may be prescribed by the Board of Directors.

ARTICLE 7

Execution of Corporate Instruments and Voting of Securities Owned by the Corporation

SECTION 7.1.        Contracts. Subject to the provisions of Section 6.1, the Board of Directors or the Executive Committee may authorize any officer, officers, agent or agents to enter into any contract or execute and deliver an instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.2.        Checks, etc. All checks, demands, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors or the Executive Committee.

SECTION 7.3.        Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Chairman of the Board, the President or the Treasurer may be empowered by the Board of Directors or the Executive Committee to select or as the Board of Directors or the Executive Committee may select.

SECTION 7.4.        Voting of Securities Owned by Corporation. All stock and other securities of any other corporation owned or held by the corporation for itself, or for other parties in any capacity, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE 8

Shares of Stock

SECTION 8.1.        Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his or her name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors or the Executive Committee, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the Chairman of the Board and the President or such other officers as may from time to time be authorized by resolution of the Board of Directors. Any or all the signatures on the certificate may be a facsimile. The seal of the corporation shall be impressed, by original or by facsimile, printed or engraved, on all such certificates. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue. If the corporation shall be authorized to issue more than one (1) class of stock or more than one (1) series of any class, the designation, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that except as otherwise provided by the NRS, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new certificate (or uncertificated shares in lieu of a new certificate) may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. In addition to the above, all certificates (or uncertificated shares in lieu of a new certificate) evidencing shares of the corporation's stock or other securities issued by the corporation shall contain such legend or legends as may from time to time be required by the NRS, the Nevada Gaming Commission Regulations, or the statutes and regulations of any other gaming jurisdiction in which the corporation or any of its affiliates has operations, which are then in effect.

SECTION 8.2.        Lost Certificates. The Board of Directors may direct that a new certificate or certificates (or uncertificated shares in lieu of a new certificate) be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3.        Transfers. In the case of shares of stock represented by a certificate, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary of the corporation or the transfer agent.

SECTION 8.4.        Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

SECTION 8.5.        Uncertificated Shares. The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

ARTICLE 9

Dividends

SECTION 9.1.        Declaration. Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 9.2.        Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10

Indemnification

SECTION 10.1.     Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 10.2.     Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

SECTION 10.3.     Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.1 or 10.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.

SECTION 10.4.     Determination of Conduct. Any indemnification under Section 10.1 or 10.2 (unless ordered by a court or advanced pursuant to Section 10.5) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (a) by the stockholders, (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (c) by independent legal counsel in a written opinion if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings so orders, or (d) by independent legal counsel in a written opinion if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained.

SECTION 10.5.     Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this Section 10.5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

SECTION 10.6.     Indemnity Not Exclusive. The indemnification and advancement of expenses authorized herein or ordered by a court shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 10.2 or for the advancement of expenses made pursuant to Section 10.5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The indemnification and advancement of expenses shall continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

SECTION 10.7.     The Corporation. For purposes of this Article 10, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents. Accordingly, any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article 10 (including, without limitation, the provisions of Section 10.4) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE 11

Miscellaneous

SECTION 11.1.     Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.2.     Books. The books of the corporation may be kept within or without the State of Nevada (subject to any provisions contained in the NRS) at such place or places as may be designated from time to time by the Board of Directors or the Executive Committee.

SECTION 11.3.     Fiscal Year. The fiscal year of the corporation shall begin the first day of January of each year or upon such other day as may be designated by the Board of Directors.

SECTION 11.4.     Certain Acquisitions by Fiduciaries. The provisions of NRS 78.378 to NRS 78.3793 do not apply to (i) an Acquisition by a person acting in a fiduciary capacity from another person acting in a fiduciary capacity for the same beneficiaries (and pursuant to the same instrument) or (ii) an Acquisition by the spouse of a person acting in a fiduciary capacity or by a relative of such fiduciary within the first, second or third degree of consanguinity, provided that such Acquisition is pursuant to the instrument creating such fiduciary relationship. “Acquisition” has the meaning set forth in NRS 78.3783, and the term “fiduciary” has the meaning set forth in the Uniform Fiduciaries Act as adopted in the State of Nevada.

ARTICLE 12

Amendment

These by-laws may be altered, amended, or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for such purpose) by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the corporation issued and outstanding and entitled to vote. Subject to the laws of the State of Nevada, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, alter, amend or repeal these by-laws, or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the corporation.

Exhibit 1

Boyd Gaming Corporation
Form of Stockholder Notice for Nomination of Directors
Pursuant to Section 2.6 of Amended and Restated By-Laws

Stockholders must use this form of notice (the “Notice”) for nominations of candidates for election as directors of Boyd Gaming Corporation (the “Corporation”) pursuant to Section 2.6 of the Corporation’s Amended and Restated By-Laws (the “By-Laws”). All stockholders desiring to make a nomination must address Part I of this Notice. Stockholders desiring to have a nominee included in the Corporation’s proxy statement pursuant to Section 2.6.3 of the By-Laws also must address Part II of this Notice. Stockholders may attach additional sheets to this Notice to provide the required information but each additional sheet must accompany this Notice, include the name of the stockholder(s) submitting the Notice and be dated. Further, in certain circumstances as noted herein and in the By-Laws, the information provided in this Notice must be updated or supplemented within the time periods specified in the By-Laws. There is no specific form in which such updates or supplements must be provided. However, stockholders must clearly indicate which items of this Notice are being updated or supplemented, and each page of information provided must include the name of the stockholder(s) submitting the information and be dated. Capitalized terms not defined herein shall have the meanings ascribed to them in the By-Laws.

This Notice is being provided to facilitate the Corporation’s evaluation of the eligibility of nominees and to provide stockholders with a convenient avenue for complying with the requirements of Section 2.6 of the By-Laws. Submission of this Notice in and of itself does not, and shall not be construed to, mean that a stockholder has complied with the requirements of Section 2.6 of the By-Laws. The Corporation shall consider the adequacy of notice and a nominee’s eligibility through the date of the Election Meeting.

Part I - Required Information for all Nominations

1.	Provide the full legal name of each stockholder of record making the nomination(s).
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

2.	Provide the full legal name of each beneficial owner, if any, on whose behalf the nomination(s) is (are) being made.
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

3.	Provide the full legal name of each person being nominated as a candidate for election to the Corporation’s board of directors.
___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

4.	a. For each person or entity identified in Items 1 and 2 above, provide the Ownership Information described in Section 2.6.2 of the By-Laws.
______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

b.    For each person identified in Item 3 above, provide the following information:

(1)    all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”) thereunder.
______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

(2)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among each stockholder and beneficial owner identified in Item 1 and 2 above, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee identified in Item 3 above, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.
______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Note - As provided in Section 2.6.2 of the By-Laws, to be considered timely, the information provided pursuant to this Item 4 must be further updated and supplemented, if necessary, so that the information provided or required to be provided in this Item 4 shall also be true and correct in all material respects (i) as of the record date for the Election Meeting and (ii) as of the date that is ten (10) business days prior to the Election Meeting or any adjournment or postponement thereof, and such update and supplement must be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the Election Meeting in the case of the foregoing clause (i), and not later than eight (8) business days prior to the date for the Election Meeting, any adjournment or postponement thereof in the case of the foregoing clause (ii). For the avoidance of doubt, the requirement to update and supplement a stockholder’s Notice shall not allow a stockholder to change or add to the proposed nominees.

5.	For each person identified in Item 3 above, other than persons also identified in Item 6 of Part II below, provide an executed consent in the form attached as Exhibit 2 to the By-Laws.

Part II - Required Information and Representations for Proxy Access Nominations under Section 2.6.3 of the By-Laws

6.
Provide the full legal name of each person being nominated as a candidate for election to the Corporation’s board of directors that the nominating stockholders expressly elect to include in the Corporation’s proxy materials. List the candidates in order of preference, which order will be used to determine the Stockholder Nominee(s) that will be included in the Corporation’s proxy statement in accordance with the procedure set forth in Section 2.6.3.3 of the By-Laws, in the event the Corporation receives a number of Stockholder Nominees that exceeds the maximum number of director slots available for stockholder nominations.

___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

7.	For each person identified in Item 6 above, provide an executed consent, representation, agreement and resignation in the form attached as Exhibit 3 to the By-Laws.

8.
If not provided in response to Item 1 or Item 2 of Part I above, provide the full legal name of each stockholder of record and beneficial owner that is a member of a group of stockholders that together is an Eligible Stockholder seeking to have the nominee(s) named in Item 6 above included in the Corporation’s proxy statement pursuant to Section 2.6.3 of the By-Laws.

______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

9.
If not provided in response to Item 4.a of Part I above, for each person or entity identified in Item 8 above, provide the Ownership Information described in Section 2.6.2 of the By-Laws. Note also the requirement to update such information, as needed, as described in the Note to Item 4 of Part I of this Notice.

________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

10.	Provide:

a.    The following Required Information, as set forth in Section 2.6.3.1 of the By-Laws. To the extent not provided in response to Item 4.b of Part I above, the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the SEC. Note - If the Corporation determines that additional information regarding the Stockholder Nominee or Eligible Stockholder is necessary to meet the proxy statement disclosure requirements under the SEC’s proxy rules, it will request such information from the Eligible Stockholder. Failure to provide such additional information within the time period required by the Corporation will result in a determination that the nomination is invalid.
______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

b.    A Statement, as described in Section 2.6.3.6 of the By-Laws. Note - Inclusion of a Statement is optional. If an Eligible Stockholder does not wish to include a Statement, leave this response blank.
______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

11.	Provide the full legal names of all entities identified in Items 1 and 2 of Part I and Item 8 of Part II of this Notice that are under common management and investment control.
_________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

12.	Attach to this Notice a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act.

13.
Through the Eligible Stockholder’s signature at the end of this Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under Section 2.6.3 of the By-Laws) hereby represents that such Eligible Stockholder:

a.    owns (as such term is defined in Section 2.6.3.5 of the By-Laws) the Required Shares and has attached to this Notice one or more written statements from the record holder of Required Shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven (7) calendar days prior to the date this Notice of the nomination is delivered to or mailed and received by the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares.

b.    acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent;

c.    has not nominated and will not nominate for election to the Board of Directors at the Election Meeting any person other than the Stockholder Nominee(s) being nominated pursuant to Section 2.6.3 of the By-Laws pursuant to this Notice;

d.    is not a member of any other group of persons constituting an Eligible Stockholder under Section 2.6.3 of the By-Laws;

e.    has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Election Meeting other than its Stockholder Nominee or an individual nominated by the Board of Directors;

f.    will not distribute to any stockholder any form of proxy for the Election Meeting other than the form distributed by the Corporation;

g.    will own the Required Shares through the date of the Election Meeting;

h.    has recalled all loaned shares (if any) as of the date of this Notice and will hold such shares through the date of the Election Meeting;

i.    will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

j.    will own the Required Shares for at least one (1) year following the Election Meeting; and

k.    will promptly provide to the Corporation any amendment or supplement to Schedule 14N that it has filed with the SEC.

14.
Through the Eligible Stockholder’s signature at the end of this Notice, the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under Sections 2.6.2 and 2.6.3 of the By-Laws, as well as Exhibits 1, 2 and 3) hereby:

a.    assumes all liability, jointly and severally, in connection with any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the Corporation’s stockholders or out of the information that the Eligible Stockholder has provided or will provide to the Corporation;

b.    indemnifies and holds harmless, jointly and severally, the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to Section 2.6.3 of the By-Laws;

c.    agrees to file with the SEC all solicitations or other communications with the Corporation’s stockholders relating to the Election Meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

d.    agrees to comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the Election Meeting;

e.    agrees to provide to the Corporation prior to the Election Meeting such additional information as may reasonably be requested by the Corporation; and

f.    agrees to provide, within five (5) business days after the record date for the Election Meeting, written statements from the record holders and intermediaries identified pursuant to Item 13.a above (and any successor record holders and intermediaries) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date.

15.
With respect to the Ownership Information of an Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under Section 2.6.3 of the By-Laws) provided in response to Item 4 of Part I or Item 9 of Part II above, identify:

a.    any shares as to which an Eligible Stockholder does not possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

b.    any shares sold by an Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed:
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c.    any shares borrowed by an Eligible Stockholder or any of its affiliates for any purposes or purchased by such Eligible Stockholder or any of its affiliates pursuant to an agreement to resell:
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d.    any shares subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by an Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s capital stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such Eligible Stockholder or affiliate:shares:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

e.    any shares with respect to which an Eligible Stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is not revocable at any time by the Eligible Stockholder:shares:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

f.    any shares an Eligible Stockholder has loaned that the Eligible Stockholder (i) does not have the power to recall on three (3) business days’ notice and/or (ii) has not recalled as of the date of this Notice.shares:
____________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

Signatures
I hereby confirm that the foregoing responses and any responses provided in any attachments hereto or otherwise included herewith are, and any information provided to the Corporation in the future to update or supplement this Notice will be, true, correct and complete. I understand that the information that I am furnishing to the Corporation herein and herewith, and any information provided to the Corporation in the future to update or supplement this Notice, will be used by the Corporation to evaluate the eligibility of the nominees named herein and in preparing its proxy statement for the annual meeting of stockholders. Accordingly, I agree to notify the Corporation promptly of any changes in the information provided to the Corporation as part of this Notice, and any updates or supplements to the information provided in or with this Notice.
[ENTITY NAME]

Date:___________________                By:_______________________________
Name:
Title:

Important Note - All persons and entities identified in Items 1 and 2 of Part I and Item 8 of Part II of this Notice must provide a signature for this Notice to constitute a valid notice for purposes of Section 2.6.2 of the By-Laws.

Exhibit 2

Consent of Candidate Nominated for
Election to the Boyd Gaming Corporation
Board of Directors Pursuant to
Section 2.6 of the By-Laws

[Note - All stockholder-nominated candidates, other than Stockholder Nominees whom an Eligible Stockholder has expressly elected to include in the Corporation’s proxy materials pursuant to Section 2.6.3 of the By-Laws, must provide the following consent.]

To the Board of Directors of Boyd Gaming Corporation (the “Corporation”):

I hereby consent to being named as a nominee for director of the Corporation and serving as a director of the Corporation, if elected.

Date:_____________________            By:_______________________________
Name:

Exhibit 3

Consent, Representation, Agreement and Resignation
of Stockholder Nominee Pursuant to
Section 2.6.3 of the By-Laws

[Note - Each individual whom an Eligible Stockholder is seeking to nominate as a director and to be included in the Corporation’s proxy materials must provide the following consents, representations, agreements and resignation.]

To the Board of Directors of Boyd Gaming Corporation (the “Corporation”):

I hereby consent to:

•	serving as a director of the Corporation, if elected;

•	being named in the proxy materials of the Corporation as a nominee for election to the Corporation’s Board of Directors; and

•	a background check.

I further hereby agree and represent that I:

•
am not and will not become a party to any agreement, arrangement or understanding with, and have not given any commitment or assurance to, any person or entity as to how I, if elected as a director of the Corporation, will act or vote on any issue or question;

•
am not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation;

•
will comply with all the Corporation’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement;

•
will submit, at the request of the Corporation, all completed and signed questionnaires required of the Corporation’s directors and officers and will provide such information and signatures as are necessary for the Corporation to perform a background check; and

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will provide, at the request of the Corporation, such additional information as necessary to permit the Board of Directors to determine if I am independent under the listing standards of the principal exchange upon which the Corporation’s capital stock is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors.

I further hereby tender my resignation from the Board of Directors of the Corporation that will be effective, if I am elected to the Board of Directors, upon a determination by the Board of Directors or any committee thereof that any of the circumstances set forth in Section 2.6.3.13 of the By-Laws has occurred. Upon request, I further agree to execute another form of this resignation upon my election to the Board of Directors, if I am so elected by stockholders.

Date:___________________________        By:________________________________
Name: